Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2022

	Historical		Transaction
	Makamer Holdings, Inc.	Historical Makamer, Inc.	Accounting Adjustments	Notes	Pro Forma Consolidated

Assets

Current Assets
Cash	$1,009,074	$588,770	$-		$1,597,844
Security Deposit	-	600	-		600
Inventory	3,691	-			3,691
Total Current Assets	1,012,765	589,370	-		1,602,135

Operating lease asset	7,023	-	-		7,023
Intangible Assets	-	14,650	-		14,650

Goodwill	-	-	5,396,944	1	5,396,944

Total Assets	$1,019,788	$604,020	$5,396,944		$7,020,752

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$408	$16,715	$-		$17,123
Notes payable - related party	-	-	-		-
Operating lease liability	5,548	-	-		5,548
Due to former officers	62,297	-	-		62,297
Total Current Liabilities	68,253	16,715	-		84,968

Long Term Liabilities
Operating lease liability	1,475	-	-		1,475
Total Long Term Liabilities	1,475	-	-		1,475

Total Liabilities	69,728	16,715	-		86,443

Stockholders’ Equity (Deficit)
Preferred stock - $0.0001 par value 5,000,000 shares authorized, none issued and outstanding	-	-	-		-
Common stock - $0.0001 par value 250,000,000 shares authorized, 36,347,004 issued and outstanding	780	-	3,000	1	3,635
Common stock - $0.0001 par value			(145)	2
20,000,000 shares authorized, 18,236,667 issued and outstanding	-	1,824	(1,824)	3	-
Additional paid-in capital	3,030,593	1,184,876	3,314,455	1	7,530,069
			145	2

Accumulated deficit	(2,081,313)	(599,395)	2,081,313	3	(599,395)
Stockholders’ Equity (Deficit)	950,060	587,305	5,396,944		6,934,309

Total Liabilities and Stockholders’ Equity (Deficit)	$1,019,788	$604,020	$5,396,944		$7,020,752

1 - reflects the issuance of 6,347,004 shares of common stock, having a fair value of $6,347,004, based upon recent cash offering prices of $1/share with third parties. The Company acquired net assets of $950,060.

2 - reflects the cancellation of 1,450,000 shares of common stock in connection with the acquisition.

3 - reflects the elimination of the acquiree’s common stock in connection with the acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Month Ended March 31, 2022

	Historical		Transaction
	Makamer Holdings, Inc.	Historical Makamer, Inc.	Accounting Adjustments	Notes	Pro Forma Consolidated

Sales	$6,355	$-	$-		$6,355

Operating Expenses
General and administrative expenses	168,131	263,827	-		431,958
Research and development	-	4,034	-		4,034
Total Operating Expenses	168,131	267,861	-		435,992

Loss from operations	(161,776)	(267,861)	-		(429,637)

Other Income
Interest income	26	-	-		26
Interest income - related parties	-	-	-		-
Total Other Income	26	-	-		26

Net loss	$(161,750)	$(267,861)	$-		$(429,611)

Loss per share - basic and diluted	$(0.02)				$(0.01)

Weighted average number of shares - basic and diluted	7,797,004			4	36,347,004

4 - reflects the issuance of 30,000,000 shares of common stock and the cancellation of 1,450,000 shares of common stock as of the beginning of the period in connection with the acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2021

	Historical		Transaction
	Makamer Holdings, Inc.	Historical Makamer, Inc.	Accounting Adjustments	Notes	Pro Forma Consolidated

Assets

Current Assets
Cash	$1,149,369	$72,288	$-		$1,221,657
Security Deposit	-	-	-		-
Inventory	3,377	-			3,377
Total Current Assets	1,152,746	72,288	-		1,225,034

Leasehold improvements and equipment, net	4	-	-		4
Operating lease asset	8,325	-	-		8,325
Intangible Assets	-	11,650	-		11,650

Goodwill	-	-	5,261,194	1	5,261,194

Total Assets	$1,161,075	$83,938	$5,261,194		$6,506,207

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$4,643	$48,782	$-		$53,425
Notes payable - related party	-	184,990	-		184,990
Operating lease liability	5,411	-	-		5,411
Due to former officers	62,297	-	-		62,297
Total Current Liabilities	72,351	233,772	-		306,123

Long Term Liabilities
Operating lease liability	2,914	-	-		2,914
Total Long Term Liabilities	2,914	-	-		2,914

Total Liabilities	75,265	233,772	-		309,037

Stockholders’ Equity (Deficit)
Preferred stock - $0.0001 par value 5,000,000 shares authorized, none issued and outstanding	-	-	-		-
Common stock - $0.0001 par value 250,000,000 shares authorized, 36,347,004 issued and outstanding	780	-	3,000	1	3,635
Common stock - $0.0001 par value			(145)	2
20,000,000 shares authorized, 17,410,000 issued and outstanding	-	1,741	(1,741)	3	-
Additional paid-in capital	3,004,593	179,959	3,340,372	1	6,525,069
			145	2

Accumulated deficit	(1,919,563)	(331,534)	1,919,563	3	(331,534)
Stockholders’ Equity (Deficit)	1,085,810	(149,834)	5,261,194		6,197,170

Total Liabilities and Stockholders’ Equity (Deficit)	$1,161,075	$83,938	$5,261,194		$6,506,207

1 - reflects the issuance of 6,347,004 shares of common stock, having a fair value of $6,347,004, based upon recent cash offering prices of $1/share with third parties. The Company acquired net assets of $1,085,810.

2 - reflects the cancellation of 1,450,000 shares of common stock in connection with the acquisition.

3 - reflects the elimination of the acquiree’s common stock in connection with the acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Period Ended December 31, 2021

	Historical	1	Transaction
	Makamer Holdings, Inc.	Historical Makamer, Inc.	Accounting Adjustments	Notes	Pro Forma Consolidated

Sales	$25,004	$-	$-		$25,004

Operating Expenses
General and administrative expenses	511,223	185,514	-		696,737
Research and development	-	146,020	-		146,020
Total Operating Expenses	511,223	331,534	-		842,757

Loss from operations	(486,219)	(331,534)	-		(817,753)

Other Income
Interest income	123	-	-		123
Interest income - related parties	4,809	-	-		4,809
Total Other Income	4,932	-	-		4,932

Net loss	$(481,287)	$(331,534)	$-		$(812,821)

Loss per share - basic and diluted	$(0.06)				$(0.02)

Weighted average number of shares - basic and diluted	7,797,004			2	36,347,004

1 - Makamer, Inc. was incorporated on September 3, 2021, the results of operations for this pro forma are from the inception date through December 31, 2021

2 - reflects the issuance of 30,000,000 shares of common stock and the cancellation of 1,450,000 shares of common stock as of the beginning of the period in connection with the acquisition.

The accompanying notes are an integral part of these unaudited consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination

On April 1, 2022 (the “closing”, the “closing date”), the Makamer Holdings, Inc. (“Company”) and Makamer, Inc. (“Makamer”) executed a share exchange agreement, which is treated as a business combination, and accounted for using the acquisition method. Makamer became a wholly-owned subsidiary of the Company.

The Company issued 30,000,000 shares of commons stock having a fair value of $30,000,000 ($1/share), based upon recent cash offering prices with third parties, for all issued and outstanding shares of common stock held by Makamer.

In connection with the Merger, certain pre-Merger stockholders of the Company agreed to return 1,450,000 shares of the Company’s common stock to the Company for cancellation within 30 days of the closing (the “Share Cancellation”). Following the issuance of the Merger Shares and the Share Cancelation, the Company will have an aggregate of 36,347,004 shares of common stock issued and outstanding.

For purposes of computing pro forma loss per share – basic and diluted and weighted average shares issued and outstanding – basic and diluted, the cancellation of the 1,450,000 shares has been included in this calculation.

The Company agreed that $1,000,000 of the Company’s cash will be used to expand Makamer’s business, including for sales and marketing, research and development, evaluating other synergistic acquisitions, and working capital and general corporate purposes.

In connection with the Merger, Makamer assigned its U.S. Provisional Patent Application No. 63/271,978, filed October 26, 2021, having the title “Biodegradable Plastic Composite Containing Fibers,” to the Company.

Note 2 – Basis of Presentation

The pro forma financial information was prepared accounting for the Makamer Acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” and is derived from the audited and historical financial statements of the Company and Makamer.

These pro forma financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Additionally, the pro forma financial information has been prepared by the Company in accordance with Article 11. The pro forma financial information is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated balance sheet would have been had the Makamer Acquisition been completed as of the dates indicated or will be for any future periods.

The pro forma financial statements do not purport to project the future financial position or results of operations of the Company. The pro forma financial information reflects pro forma adjustments management believes are necessary to present fairly the Company’s pro forma results of operations and financial position as of and for the periods indicated.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report the Company’s financial condition and results of operations as if the Makamer Acquisition was completed as of the dates indicated.

In preparing the pro forma financial statements, the following historical information was used:

●	Audited financial statements of the Company as of December 31, 2021, filed on Form 10-K, which was filed with the SEC on March 18, 2022; and

●	Audit financial statements of Makamer included in exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on June 16, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation.

The determination of the fair value of the identifiable assets of Makamer and the allocation of the estimated consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. Certain valuations and assessments are in process and may not be completed until March 31, 2023. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Makamer Acquisition, the actual amounts eventually recorded for the purchase accounting, including identifiable intangible assets and goodwill, may differ materially from the information presented. The initial allocation of the preliminary estimated consideration in this pro forma financial information is based upon the estimated fair value of the consideration as of the closing date on April 1, 2022.

Goodwill represents the excess of the estimated fair value of the consideration transferred over the estimated fair value of Makamer’s identifiable assets acquired and liabilities assumed. Goodwill will not be amortized, but will be subject to periodic impairment testing. The goodwill balance shown in the pro forma financial information is calculated as of April 1, 2022, and is subject to change as a result of the same factors affecting both the estimated consideration and the estimated fair value of identifiable assets and liabilities acquired. The goodwill balance represents the combined companies’ expectations of the strategic opportunities available to it as a result of the Makamer Acquisition, as well as other synergies that are expected to be derived from the Makamer Acquisition.

Upon completion of a valuation study, the estimated fair value of non-cash consideration transferred, and the fair value of the acquired assets acquired, and liabilities assumed may be updated, including the estimated fair value and useful lives of any identifiable intangible assets, and allocation of the excess consideration transferred, if any, will be recorded as goodwill.

The pro forma financial information does not reflect the following items:

●	The impact of any potential revenues, benefits or synergies that may be achieved in the future or related costs that may be required to achieve such revenues, benefits or synergies; and

●	Financial impacts of changes in cost structure or any restructuring activities as such changes, if any, have yet to be finalized or quantified.

Prior to the acquisition, there were no relationships between the Company or Makamer, and there were no intercompany transactions occurring that would have required elimination.

Note 3 – Preliminary Fair Value Estimate of Purchase Price Allocation

The purchase price allocation is being performed based on the assets acquired and liabilities assumed from Makamer.

As of the acquisition date, for the assets acquired and the liabilities assumed, the book value of these assets and liabilities was considered to be a reasonable estimate of fair value.

The final valuation of the fair value of the assets acquired and liabilities assumed, as well as the calculation of the fair value of the consideration transferred, could materially change.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Below is a summary of the purchase price allocation based upon preliminary estimates of fair value as if the acquisition had occurred on March 31, 2022:

Consideration
Common stock (6,347,004 shares of common stock ($1/share))	$6,347,004

Fair value of consideration transferred	6,347,004

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	1,009,074
Inventory	3,691
Operating Lease Asset	7,023
Total assets acquired	1,019,788

Accounts payable and accrued expenses	408
Operating lease liability	7,023
Due to former officers	62,297
Total liabilities assumed	69,728

Total identifiable net assets	950,060

Goodwill	$5,396,944

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Below is a summary of the purchase price allocation based upon preliminary estimates of fair value as if the acquisition had occurred on December 31, 2021:

Consideration
Common stock (6,347,004 shares of common stock ($1/share))	$6,347,004

Fair value of consideration transferred	6,347,004

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	1,149,369
Inventory	3,377
Leasehold improvements and equipment, net	4
Operating Lease Asset	8,325
Total assets acquired	1,161,075

Accounts payable and accrued expenses	4,643
Operating lease liability	8,325
Due to former officers	62,297
Total liabilities assumed	75,265

Total identifiable net assets	1,085,810

Goodwill	$5,261,194